Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Electronic Data Systems Corporation:

We consent to incorporation by reference in the registration statements listed below of Electronic Data Systems Corporation of our reports dated March 24, 2005, relating to the consolidated balance sheets of Electronic Data Systems Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2004, the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Electronic Data Systems Corporation. Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards (“SFAS”) SFAS No. 142, Goodwill and Other Intangible Assets, Emerging Issues Task Force Issue No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables, and SFAS No. 143, Accounting for Asset Retirement Obligations.

Form	SEC File Number	Description
POS AM	333-108030	Post Effective Amendment No. 3 for Registration Statement
S-3A	333-115590	Amendment to Registration
POS AM	333-108030	Post Effective Amendment No. 2 for Registration Statement
S-3	333-115590	Registration
POS AM	333-108030	Post Effective Amendment No. 1 for Registration Statement
S-3A	333-108030	Amendment No. 2 to Form S-3 Filed 8/15/03
S-8	333-11325	EDS 401(k) Plan
S-3A	333-108030	Amendment No. 1 to Form S-3 Filed 8/15/03
S-8 POS	333-108007	Post Effective Amendment 1 to the 2003 Incentive Plan of Electronic Data Systems Corporation
S-8	333-108007	2003 Incentive Plan of Electronic Data Systems Corporation
S-3	333-108030	EDS 3.875% Convertible Senior Notes Due 2023
S-8	333-103044	EDS Executive Deferral Plan
S-8	333-101285	EDS 401(k) Plan
S-8	333-101286	EDS Puerto Rico Savings Plan
S-8	333-101287	Transition Inducement Plan
S-8	333-82520	EDS Global Share Plan
S-8	333-72086	EDS United Kingdom Executive Deferral Plan
S-8	333-65784	Amended and Restated Electronic Data Systems Corporation Incentive Plan
S-8	333-65786	Transition Incentive Plan
S-8	333-65828	Amended 1999 EDS Non-Qualified Stock Purchase Plan
S-3	333-62442	4,000,000,000 Electronic Data Systems Corporation Debt Securities
S-8	333-49760	2000 EDS Global Share Plan
S-8	333-43436	1999 EDS Non-Qualified Stock Purchase Plan
S-8	333-89903	EDS Executive Deferral Plan
S-8	333-22077	PerformanceShare, 1997 Nonqualified Stock Option Plan of Electronic Data Systems Corporation

S-8	002-94690-99	1996 Electronic Data Systems Corporation Stock Purchase Plan /2/ Post Effective Amendment No. 2
S-8	002-94691-99	1996 Incentive Plan of Electronic Data Systems Corporation /2/ Post Effective Amendment No. 2
S-8	033-54833-99	EDS Puerto Rico Savings Plan /1/ Post Effective Amendment No. 1
S-8	033-36443-99	EDS Deferred Compensation Plan /1-3/ Post Effective Amendment No. 1-3rd Amended & Restated
S-8	033-64681-99	EDS Deferred Compensation Plan /1-3/Post Effective Amendment No. 1-3rd Amended & Restated

KPMG, LLP

Dallas, Texas

March 24, 2005